UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2015 (June 3, 2015)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, GSV Capital Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 8, 2015, the record date for the Annual Meeting, 19,320,100 shares of common stock were eligible to be voted, and 14,922,418 of those shares were present in person or by proxy at the Annual Meeting. The following proposals were submitted to the stockholders for consideration at the Annual Meeting:

1.	To elect Bradford C. Koenig, Michael T. Moe and Mark W. Flynn, each to serve as a director of the Company until the Company’s 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

2.	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

Proposal 1.	Each of Bradford C. Koenig, Michael T. Moe and Mark W. Flynn was elected to serve until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bradford C. Koenig	4,023,807	974,223	9,924,388
Michael T. Moe	4,023,363	974,667	9,924,388
Mark W. Flynn	4,007,489	990,541	9,924,388

Proposal 2.	Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following votes were taken in connection with this proposal:

Votes For	Vote Against	Votes Abstained
14,669,932	57,028	195,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2015	GSV CAPITAL CORP.

	By:	/s/ William F. Tanona
William F. Tanona Chief Financial Officer, Treasurer and Corporate Secretary